Exhibit 23.3

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We acknowledge the inclusion and reference in the June 15, 2007 Registration Statement on Form SB-2 of Decorize, Inc. of our report dated May 9, 2007 included with the Quarterly Report on Form 10-QSB the quarter ended March 31, 2007. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of the Act.

/s/ BKD, LLP

Springfield, Missouri
June 15, 2007